                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 3, 2000

                              HeadHunter.NET, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)

 Georgia                        0-27003               58-2403177
(State or other jurisdiction     (Commission        (IRS Employer
  of incorporation)                 File Number)       Identification No.)

               6410 Atlantic Blvd. Suite 160, Norcross, GA 30071
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (770) 349-2400

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

This current report on Form 8-K/A is filed to amend the Registrants current report on Form 8-K dated January 3, 2000 pursuant to Item 7 of Form 8-K.

(a)      Financial Statements of Business Required

The following Financial Statements of Chicago Computer Guide--ALL IN ONE SUBMIT are filed herein to amend the current report on Form 8-K dated January 3, 2000.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Chicago Computer Guide, Inc.:

We have audited the accompanying balance sheet of CHICAGO COMPUTER GUIDE, INC.--ALL IN ONE SUBMIT (an unincorporated division of Chicago Computer Guide, Inc.) as of October 31, 1999 and the related statements of income and changes in retained earnings and cash flows for the period from inception (November 1, 1998) to October 31, 1999. These financial statements are the responsibility of All In One's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chicago Computer Guide, Inc.--All In One Submit as of October 31, 1999 and the results of its operations and its cash flows for the period from inception (November 1, 1998) to October 31, 1999 in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP

Atlanta, Georgia
February 22, 2000

                         CHICAGO COMPUTER GUIDE, INC.--
                               ALL IN ONE SUBMIT

                                 BALANCE SHEET

                                OCTOBER 31, 1999


                                     ASSETS

CURRENT ASSETS:
    Cash                                                                                                 $  70,231
    Accounts receivable                                                                                     27,675
    Due from parent                                                                                          4,517
                                                                                                         ---------
              Total current assets                                                                         102,423
                                                                                                         ---------
PROPERTY AND EQUIPMENT:
    Computer equipment                                                                                       3,114
    Less accumulated depreciation                                                                              (87)
                                                                                                         ---------
              Total computer equipment, net                                                                  3,027
                                                                                                         ---------
              Total assets                                                                               $ 105,450
                                                                                                         =========

                       LIABILITIES AND RETAINED EARNINGS

CURRENT LIABILITIES:
    Accrued payroll liabilities                                                                          $   2,389
    Deferred revenue                                                                                        37,640
                                                                                                         ---------
              Total current liabilities                                                                     40,029
                                                                                                         ---------
COMMITMENTS AND CONTINGENCIES

RETAINED EARNINGS                                                                                           65,511
                                                                                                         ---------
              Total liabilities and retained earnings                                                    $ 105,540
                                                                                                         =========

       The accompanying notes are an integral part of this balance sheet.

                         CHICAGO COMPUTER GUIDE, INC.--
                               ALL IN ONE SUBMIT

                              STATEMENT OF INCOME

                        AND CHANGES IN RETAINED EARNINGS

                FOR THE PERIOD FROM INCEPTION (NOVEMBER 1, 1998)

                              TO OCTOBER 31, 1999

REVENUES                                                                                                 $ 144,728
                                                                                                         ---------
COSTS AND EXPENSES:
    Costs of revenues                                                                                       39,217
    Marketing and selling                                                                                    3,670
    General and administrative                                                                              36,243
    Depreciation                                                                                                87
                                                                                                         ---------
              Total costs and expenses                                                                      79,217
                                                                                                         ---------
NET INCOME                                                                                                  65,511

RETAINED EARNINGS, BEGINNING OF PERIOD                                                                           0
                                                                                                         ---------
RETAINED EARNINGS, END OF PERIOD                                                                         $  65,511
                                                                                                         =========

         The accompanying notes are an integral part of this statement.

                         CHICAGO COMPUTER GUIDE, INC.--
                               ALL IN ONE SUBMIT

                            STATEMENT OF CASH FLOWS

                FOR THE PERIOD FROM INCEPTION (NOVEMBER 1, 1998)

                              TO OCTOBER 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                                           $  65,511
                                                                                                         ---------
    Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation                                                                                             87
       Changes in operating assets and liabilities:
           Accounts receivable                                                                             (27,675)
           Due from parent                                                                                  (4,517)
           Accrued payroll liabilities                                                                       2,389
           Deferred revenue                                                                                 37,640
                                                                                                         ---------
              Total adjustments                                                                              7,924
                                                                                                         ---------
              Net cash provided by operating activities                                                     73,435
                                                                                                         ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of computer equipment                                                                         (3,114)
                                                                                                         ---------
NET INCREASE IN CASH                                                                                        70,321

CASH, BEGINNING OF PERIOD                                                                                        0
                                                                                                         ---------
CASH, END OF PERIOD                                                                                      $  70,321
                                                                                                         =========

         The accompanying notes are an integral part of this statement.

                         CHICAGO COMPUTER GUIDE, INC.--
                               ALL IN ONE SUBMIT

                         NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 1999

1.       ORGANIZATION AND NATURE OF BUSINESS

         Chicago Computer Guide, Inc. ("CCG") was incorporated in the state of Illinois in December 1994. CCG provides technical literature to subscribers throughout the United States.

         All In One Submit (an unincorporated division of CCG) ("All In One") is an on-line job-posting company based in Chicago, Illinois. Utilizing sophisticated job-posting technology, All In One offers its customers the ability to post jobs on multiple free job sites and news groups across the Internet.

         The financial statements and related footnotes contained herein reflect the operations of CCG's All In One's base of customers in the United States. A portion of All In One's assets, including equipment, intellectual property, and the existing customer base, is being acquired in a transaction accounted for as a purchase by Headhunter.NET, Inc. ("HeadHunter"). All In One's financial statements have been derived from the historical books and records of CCG. Therefore, certain financial amounts have been allocated by CCG in order to present the financial results of All In One on a stand-alone basis. Management believes such allocations are reasonable, however, the costs allocated to All In One may not necessarily be indicative of the costs that would have been incurred if All In One had operated on a stand-alone basis. All In One is an on-line job-posting company in the Chicago area that was organized by CCG on November 1, 1999.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ACCOUNTING ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

         REVENUE RECOGNITION

         Revenues consist of job-posting revenues and are recognized over the period in which services are provided.

         DEFERRED REVENUE

         Deferred revenue represents the liability for advance billings to customers. Such amounts are recognized as revenues when the related services are provided.

         COMPUTER EQUIPMENT

         Computer equipment is stated at cost and is depreciated using the straight-line method over its estimated useful life of three years. Additions and improvements are charged to the fixed asset account while maintenance and repairs which do not improve or extend the lives of the fixed assets are expensed in the current period.

         SEGMENTAL DISCLOSURES

         All In One adopted Statement of Financial Accounting Standards No. 131, "Segmental Disclosures," effective November 1, 1998. The standard had no effect, because All In One operates in one segment.

         INCOME TAXES

         All In One, with the consent of its shareholder, has elected under the Internal Revenue Code to be an S corporation and is therefore not liable for federal and state income taxes. All In One's net income or loss is allocated to the shareholder in accordance with the corporate charter and the shareholder is taxed individually on his share of All In One's earnings.

         CONCENTRATION OF CREDIT RISK

         Financial instruments that potentially subject All In One to concentrations of credit risk consist principally of trade receivables. All In One's cash investment policies limit investments to short-term, low-risk instruments. Concentrations of credit risk with respect to trade receivables are limited due to advance billings to customers for services and the ability to terminate service on delinquent accounts. In addition, the number of customers comprising the customer base mitigates the concentration of credit risk. The carrying amount of All In One's receivables approximates their fair value.

3.       RELATED-PARTY TRANSACTIONS

         CCG either advances funds to or borrows funds from All In One. The advances and borrowings are netted and are reflected in the "due from parent" line item included in the accompanying balance sheet. At October 31, 1999, All In One has a due from CCG of $4,517.

4.       COMMITMENTS AND CONTINGENCIES

         OPERATING LEASES

         All In One occupies office space that is leased by CCG under a noncancelable operating lease agreement. Under the terms of the operating lease agreement, all future lease commitments are the obligation of CCG. All In One has no future rental obligations to CCG or the lessor.

         Based upon the portion of office space occupied by All In One, CCG has allocated a share of its rent expense to All In One. All In One's share of rent expense in the amount of $5,130 is included in the accompanying statement of income and changes in retained earnings.

         LEGAL PROCEEDINGS

         All In One is not currently party to any legal proceedings. All In One, from time to time, may be subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of trademarks and other intellectual property of third parties by All In One. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

5.       RETIREMENT PLAN

         All In One participates in a simplified employee pension ("SEP") plan sponsored by CCG. The SEP plan is a defined contribution plan which covers all employees meeting age and years of service requirements provided in the plan. CCG makes contributions to the plan equal to 15% of each participant's annual salary. As of the end of the year, an annual contribution had not yet been made to the plan. An accrual in the amount of $1,703 for the portion of benefit plan contributions related to All In One is included in the accompanying balance sheet.

6.       SUBSEQUENT EVENT

         On December 17, 1999, CCG executed an asset purchase agreement to divest All In One to a third party, HeadHunter. In consideration for the deal, the sole shareholder of CCG has received 25,000 shares of HeadHunter common stock and $250,000 and will receive an additional 75,000 shares of HeadHunter common stock and cash consideration of $50,000 based on an earn-out provision.

         (b)      Pro Forma Financial Information.

                       UNAUDITED PRO FORMA FINANCIAL DATA

The following pro forma balance sheet reflects the acquisition by HeadHunter.NET of certain assets of All in One Submit (an unincorporated division of Chicago Computer Guide, Inc.) ("AIOS") as if it had occurred on September 30, 1999. The pro forma balance sheet has been prepared combining AIOS's 7/31/99 unaudited balance sheet with HeadHunter.NET's 9/30/99 unaudited balance sheet. The following pro forma statement of operations for the nine months ended September 30, 1999 has been prepared by combining HeadHunter.NET's unaudited historical results of operations for the nine months ended September 30, 1999 with AIOS's unaudited historical income statement for the nine months ended July 31, 1999 and reflects the acquisition by HeadHunter.NET of AIOS as if it had occurred on November 1, 1998. The pro forma financial information does not purport to represent what HeadHunter.NET's consolidated results of operations would have been if the acquisition had in fact occurred on these dates, nor does it purport to indicate HeadHunter.NET's future consolidated financial position or future consolidated results of operations. The pro forma adjustments are based on currently available information and certain assumptions that HeadHunter.NET's management believes are reasonable.


                              UNAUDITED PRO FORMA
                                 BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999
                                 (In Thousands)

                                                    HISTORICAL
                                                  HEADHUNTER.NET     AIOS      ADJUSTMENTS      TOTAL
Total Assets:                                     --------------    ------     -----------     -------
Cash and cash equivalents                            24,631           51          (250)(a)      24,381
                                                                                   (51)(a)
Short term investments                                   --           --            --              --
Accounts receivable, net                              1,486           25           (25)(a)       1,486
Prepaid expenses and other                              170            3            (3)(a)         170
                                                    -------          ---          ----         -------
            Total current assets                     26,287           79          (329)         26,037
                                                    -------          ---          ----         -------

Property and equipment, net                           1,306           --             6 (a)       1,312

Intangible assets, net                                  604           --           600 (a)       1,204

Other noncurrent assets                                  84           --            --              84
                                                    -------          ---          ----         -------

            Total assets                             28,281           79           277          28,637
                                                    =======          ===          ====         =======


Liabilities and shareholders' equity:

Accounts payable                                      1,193           --            --           1,193
Other accrued expenses                                1,166           --            --           1,166
Customer deposits                                        22           --            --              22
Deferred revenue                                         84           30           (30)(a)          84
                                                    -------          ---          ----         -------
            Total current liabilities                 2,465           30           (30)          2,465
                                                    -------          ---          ----         -------

Shareholders' equity:
Common stock                                            108           --            --             108
Additional paid-in capital                           64,424           --           356 (a)      64,780
Stock warrants                                          342           --            --             342
Accumulated deficit                                 (34,498)          49           (49)(a)     (34,498)
Deferred Compensation                                (4,560)          --            --          (4,560)
                                                    -------          ---          ----         -------
            Total shareholders' equity               25,816           49           307          26,172
                                                    -------          ---          ----         -------
Total liabilities and shareholders' equity           28,281           79           277          28,637
                                                    =======          ===          ====         =======

(a) Reflects the preliminary purchase price allocation based on $606,000, with payment comprised of $250,000 in cash and 25,000 shares of HeadHunter common stock valued at approximately $356,000. The estimated remaining purchase price of approximately $1.1 million is based on a earn out provision in the original purchase documents. In addition to the acquired customer base, HeadHunter acquired property and equipment with an estimated fair value of $6,000. All other assets and liabilities of AIOS are not being acquired and , accordingly, they have been eliminated in the accompanying pro forma balance sheet.

                              UNAUDITED PRO FORMA
                            STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                     (In Thousands, except per share data)

                                               HISTORICAL
                                              HEADHUNTER.NET         AIOS          ADJUSTMENTS           TOTAL
                                              --------------       -------         -----------         ---------
REVENUES                                      $    5,306           $   109                             $    5,415

COSTS AND EXPENSES:
Costs of revenues                                     94                29                                    123
Marketing and selling                              5,819                 3                                  5,822
General and administrative                         2,363                27                                  2,390
Stock compensation expense                         5,039                 0                                  5,039
Depreciation and amortization                        333                 0                 91 (a)             424
                                              ----------           -------         ----------          ----------
Total costs and expenses                          13,648                59                 91              13,798
                                              ----------           -------         ----------          ----------
OPERATING INCOME (LOSS)                       $   (8,342)          $    50         $      (91)         $   (8,383)
                                              ----------           -------         ----------          ----------

OTHER INCOME (EXPENSE)                                66                 0                  0                  66
                                              ----------           -------         ----------          ----------
NET INCOME (LOSS)                             $   (8,276)          $    50         $      (91)         $   (8,317)
                                              ==========           =======         ==========          ==========
LOSS PER SHARE:
Basic and diluted                             $    (2.23)                                              $    (2.24)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and diluted                                  3,719                                                    3,719

(a) Represents additional amortization based on the preliminary purchase price allocation (as noted in footnote (a) to the pro forma balance sheet) for All in One Submit acquisition over five years

(C)  EXHIBITS

           EXHIBIT
           NUMBER           DESCRIPTION
          --------          -----------
            2.1             Purchase Agreement dated December 17, 1999 between
                            HeadHunter.NET, Inc., Chicago Computer Guide, Inc.
                            and George Scholomite.*

           99.1             Press Release dated December 20, 1999*

-------------------
*  Previously Filed

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HeadHunter.NET, Inc.

                              /s/ Mark W. Partin
                              ------------------------------------------------
                              Mark W. Partin
                              Chief Financial Officer and Assistant Secretary

Date: March 2, 2000